                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        STONE & WEBSTER, INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        STONE & WEBSTER, INCORPORATED
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                         STONE & WEBSTER, INCORPORATED
                              250 West 34th Street
                            New York, New York 10119

                                                                  March 24, 1994

Dear STOCKHOLDER:

     We cordially invite our Stockholders to attend the 1994 Annual Meeting of Stockholders of Stone & Webster, Incorporated which will be held at 1209 Orange Street, Wilmington, Delaware, on Thursday, May 12, 1994 at 2:00 P.M. We would ask Stockholders who plan to attend the Annual Meeting to mark the appropriate box on the enclosed proxy card.

     As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of Directors and FOR the ratification of the selection of independent accountants.

     After more than 25 years of service as a Director, Howard L. Clark is not standing for re-election. We gratefully acknowledge his many contributions to the Corporation over the years.

     It is important that your shares be represented at the meeting whether or not you are personally present. Accordingly, we ask that you sign, date and mail the enclosed proxy promptly.

     As in past years, members of management will review the performance and prospects of the Corporation, and will be available to answer questions during and after the meeting.

                                          Sincerely,

          WILLIAM F. ALLEN, JR.                                 BRUCE C. COLES
          Chairman of the Board and                             President
          Chief Executive Officer

                         STONE & WEBSTER, INCORPORATED

                            ------------------------

                               NOTICE OF MEETING
                            ------------------------

                                           250 West 34th Street, New York, New
                                                       York 10119
                                                     March 24, 1994

To the Stockholders of
STONE & WEBSTER, INCORPORATED:

     Notice is hereby given that the 1994 Annual Meeting of Stockholders of Stone & Webster, Incorporated (the Corporation) will be held at 1209 Orange Street, Wilmington, Delaware, on Thursday, May 12, 1994, at 2:00 P.M., Wilmington time, for the purpose of considering and acting upon the following:

1. The election of four Directors for a term of three years and until their successors are duly elected and qualified.

2. The ratification of the selection by the Corporation's Board of Directors of the firm of Coopers & Lybrand, independent accountants, as auditor of the Corporation and its subsidiaries for the year 1994.

3. Any and all other business that may properly come before the meeting.

     Only Stockholders of record at the close of business on March 14, 1994 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     IF YOU ARE UNABLE TO BE PERSONALLY PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY.

                                           By order of the Board of Directors,

                                                     JOEL A. SKIDMORE
                                                        Secretary

                         STONE & WEBSTER, INCORPORATED
                              250 West 34th Street
                            New York, New York 10119

                                PROXY STATEMENT

     The following information is furnished to each stockholder (the Stockholder) of Stone & Webster, Incorporated (the Corporation) in connection with the foregoing notice of the 1994 Annual Meeting of the Stockholders of the Corporation (the Annual Meeting) to be held on Thursday, May 12, 1994 and the enclosed proxy for use at the Annual Meeting and any adjournments or postponements thereof. This Proxy Statement and the form of the proxy are being mailed to Stockholders commencing on or about March 24, 1994.

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Corporation. A proxy executed on the enclosed form may be revoked by the Stockholder at any time before the shares are voted by filing with the Secretary of the Corporation an instrument revoking such proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and electing to vote in person. If a Stockholder is a participant in the Corporation's Dividend Reinvestment Plan, the proxy represents the shares in the Stockholder's plan account in addition to the shares registered in the Stockholder's name. If the Stockholder is a participant in the Employee Investment Plan, Employee Stock Ownership Plan or Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the proxy will constitute voting instructions to the trustee under those plans directing how the shares in the participant's accounts in the plans are to be voted. The shares of the Corporation's Common Stock represented by all proxies which are received by the Corporation, or voting instructions received by the trustee under the plans, will be voted as specified. If no specification is made, the shares represented thereby will be voted:

          (1) FOR the election of the Board's nominees as Directors, and

          (2) FOR the ratification of the selection of Coopers & Lybrand, independent accountants, as auditor of the Corporation and its subsidiaries for the year 1994.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, abstentions will be treated as a negative vote for purposes of determining the outcome of any matter submitted to Stockholders which requires the approval of a majority of votes entitled to be cast on such matters.

     The inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and which the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for the purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     The expenses in connection with the solicitation of proxies, including the cost of preparing, assembling and mailing proxy material, and also the payment or reimbursement of charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding the Corporation's proxy material to beneficial owners, will be borne by the Corporation. In addition to solicitations by mail, some of the officers and regular employees of the Corporation and its subsidiaries may solicit proxies personally or by telephone, facsimile or telegraph. The Corporation has also retained D. F. King & Co., Inc. to assist in the solicitation of proxies by the methods above referred to at an estimated cost of $8,500 plus out-of-pocket expenses.

     The Corporation had outstanding, as of March 14, 1994, 14,977,814 shares of Common Stock (excluding 2,753,674 shares held in the treasury), each share of which is entitled to one vote. Only Stockholders of record at the close of business on March 14, 1994 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

     As of March 14, 1994, the institutional trustees under the following employee benefit plans held of record more than 5% of the outstanding Common Stock of the Corporation:

        The Employee Investment Plan of Stone & Webster, Incorporated and Participating Subsidiaries (the Employee Investment Plan) -- 2,018,979 shares (approximately 13.4%)

                                      and

        The Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries (ESOP) -- 3,329,642 shares (approximately 22.2%).

     The Committee under the Employee Investment Plan (the Plan Committee) may be considered a beneficial owner of the shares held under the Employee Investment Plan by reason of the definition of beneficial ownership contained in Rule 13d-3 of the Securities and Exchange Commission (the Commission) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange
Act). The Employee Investment Plan provides that shares allocated to the investment accounts of participants will be voted as the participants direct, and shares not voted by participants will be voted in accordance with the direction of the Plan Committee. To the extent that the Plan Committee shares voting power as aforesaid, the Plan Committee may be considered a beneficial owner under the Commission definition. The Plan Committee is presently composed of Kenneth G. Ryder, Chairman, William F. Allen, Jr., Bruce C. Coles, Kent F. Hansen, John A. Hooper, and Fred D. Thompson, all of whom are Directors of the Corporation. Pursuant to the ESOP, shares allocated to the accounts of participants are voted as the participants direct, and allocated shares not voted by the participants and all unallocated shares are voted in the proportions the allocated shares are voted by the participants. Shares held under the ESOP may not be transferred by the trustee of that plan, other than to meet distribution requirements of the ESOP or in connection with a statutory reclassification of the Corporation's Common Stock or a statutory merger, consolidation or sale of assets or in certain limited circumstances, upon the direction of the participants.

     As of March 14, 1994, the Payroll-based Employee Stock Ownership Plan (PAYSOP) trust held 80,723 shares (approximately 0.5%) of Common Stock. Shares allocated to the accounts of participants in the plan are voted as the participants direct, and allocated shares not voted by participants will not be voted.

     In addition to the foregoing, the following table sets forth an entity which may be deemed to have beneficial ownership of more than 5% of the outstanding Common Stock of the Corporation:

                                                                          PERCENTAGE OF
                                                           NUMBER OF       OUTSTANDING
        NAME AND ADDRESS                                    SHARES        COMMON STOCK
        -------------------------------------------------  ---------      -------------
        Frank J. A. Cilluffo.............................   878,700(1)         5.87%
        Cilluffo Associates, L.P.
        717 Fifth Avenue, 23rd Floor
        New York, New York 10022

- ---------------

(1) Frank J. A. Cilluffo, reporting for himself and Cillufffo Associates, L.P., Zenith Associates, L.P., Frank and Irja Cilluffo Foundation, Marvin E. Lesser, and Edward C. Meyer, has furnished information to the Corporation which disclosed that as of February 28, 1994, such individuals and entities beneficially owned, taken together, 878,700 shares.

     To the knowledge of the Corporation, as of March 14, 1994 no other person beneficially owned more than 5% of the outstanding Common Stock of the Corporation.

                            I. ELECTION OF DIRECTORS

     In accordance with the Corporation's By-Laws, the Board of Directors will consist of twelve members and is divided into three classes. The four Directors to be elected at this Annual Meeting will be elected to serve until the 1997 Annual Meeting of the Stockholders and until their successors are duly elected and qualified. The vote of a majority of all votes entitled to be cast at the Annual Meeting shall be sufficient to elect a Director. The Board recommends that Stockholders vote FOR each of the nominees listed below. It is intended that proxies and voting instructions which are executed without specification (other than broker non-votes) will be voted for the election of the nominees listed below, all of whom are now Directors of the Corporation:

    BRUCE C. COLES, WILLIAM M. EGAN, DONNA R. FITZPATRICK AND KENT F. HANSEN

     On December 15, 1993, the Board of Directors of the Corporation approved a plan to elect Bruce C. Coles Chief Executive Officer and President of the Corporation after the 1994 Annual Meeting. William F. Allen, Jr. will remain as Chairman of the Board. Mr. Allen will not stand for re-election to the Board when his current term expires in May, 1995.

     Certain information, as reported to the Corporation, respecting such persons and other persons whose term of office as Director will continue after this Annual Meeting, and information relating to the beneficial ownership of Common Stock of the Corporation of other Named Executives (as hereinafter defined) who are not Directors of the Corporation is set forth below:

                                                                                 SHARES OF
                                                                               COMMON STOCK
                                                                                  OF THE
                                                                                CORPORATION
                                                                               BENEFICIALLY
                                   BUSINESS EXPERIENCE                           OWNED ON
 DIRECTORS AND NOMINEES          FOR THE PAST FIVE YEARS,            DIRECTOR    MARCH 14,
 AND EXECUTIVE OFFICERS         AGE AND OTHER INFORMATION            SINCE        1994(A)
- -------------------------  ------------------------------------      -----     -------------
NOMINEES FOR TERMS EXPIRING IN 1997
Bruce C. Coles...........  President of the Corporation (49).         1990         37,716(B)
William M. Egan..........  Executive Vice President of the            1991         53,609(B)(C)
                             Corporation (65).
Donna R. Fitzpatrick.....  President and Chief Executive              1994            100
                           Officer, Radiance Services Company
                             (Microelectronics cleaning
                             technology); during 1985-90, Under
                             Secretary and Assistant Secretary,
                             U.S. Department of Energy (45).
Kent F. Hansen...........  Professor of Nuclear Engineering,          1988            200
                             Massachusetts Institute of
                             Technology (Education) (62).
                             Also Director of EG&G, Inc.
DIRECTORS WHOSE TERMS EXPIRE IN 1995
William F. Allen, Jr.....  Chairman of the Board and Chief            1986         47,781(B)
                             Executive Officer of the
                             Corporation (74).
J. Peter Grace...........  Chairman of the Board, W. R. Grace &       1945         11,680(D)
                             Co. (Specialty chemicals and
                             health care) (80).
                             Also Director of W. R. Grace &
                             Co., Chemed Corporation,
                             Ingersoll-Rand Company (Director
                             Emeritus), Milliken & Company,
                             National Sanitary Supply Co.,
                             Omnicare, Inc., and Roto-Rooter,
                             Inc. and Trustee Emeritus of
                             Atlantic Mutual Insurance Company.
J. Angus McKee...........  Chairman and Chief Executive               1984            400
                           Officer, Gulfstream Resources Canada
                             Limited (Oil and gas) (58).
Meredith R. Spangler.....  Trustee; Chairman of C. D. Spangler        1991            100
                             Foundation (56).
                             Also Director of NationsBank
                             Corporation.

                                                                                 SHARES OF
                                                                               COMMON STOCK
                                                                                  OF THE
                                                                                CORPORATION
                                                                               BENEFICIALLY
                                   BUSINESS EXPERIENCE                           OWNED ON
 DIRECTORS AND NOMINEES          FOR THE PAST FIVE YEARS,            DIRECTOR    MARCH 14,
 AND EXECUTIVE OFFICERS         AGE AND OTHER INFORMATION            SINCE        1994(A)
- -------------------------  ------------------------------------      -----     -------------
DIRECTORS WHOSE TERMS EXPIRE IN 1996
William L. Brown.........  Retired Chairman, Bank of Boston           1970            400
                             Corporation and The First National
                             Bank of Boston (Banking) (72).
                             Also Director of G. C. Companies,
                             Inc., Ionics, Incorporated, North
                             American Mortgage Company, Standex
                             International Corporation, and
                             Trustee of Bradley Real Estate
                             Trust.
John A. Hooper...........  Former Vice Chairman, The Chase            1974            400
                             Manhattan Corporation and The
                             Chase Manhattan Bank, N.A.
                             (Banking) (71).
Kenneth G. Ryder.........  Chancellor, Northeastern University        1987            200
                             (Education) (69).
Fred D. Thompson.........  Attorney, Of Counsel, Arent Fox            1989            100
                           Kintner Plotkin & Kahn (Attorneys)
                             (51).
OTHER NAMED EXECUTIVES OF THE CORPORATION WHO
ARE NOT DIRECTORS OR NOMINEES
James N. White...........  Executive Vice President (59).               --         18,372(B)
Robert F. Gallagher......  Vice President and Treasurer (59).           --         20,382(B)

- ---------------

(A) The information contained in this column reflects the definition of beneficial ownership for the purposes of the proxy rules of the Commission. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except to the extent set forth in footnotes
    (B), (C) and (D).
(B) Includes (i) shares allocated under the Employee Investment Plan and which are subject to its terms and provisions with respect to termination and withdrawal and, in limited circumstances, to forfeiture, and held as of December 31, 1993 by The Chase Manhattan Bank, N.A., trustee under the plan (with respect to such shares, voting power and investment power are determined in accordance with the provisions of the plan); (ii) shares allocated under the ESOP and which are subject to its terms with respect to forfeiture and held as of December 31, 1993 by The Chase Manhattan Bank, N.A., trustee under the plan; (iii) shares allocated under the PAYSOP and which are subject to its terms and held as of December 31, 1993 by The Chase Manhattan Bank, N.A., trustee under the plan; and (iv) shares awarded under the Corporation's Restricted Stock Plan and which are subject to its terms with respect to forfeiture. Shares held in accounts of employees in the

    Employee Investment Plan, ESOP and PAYSOP, including Messrs. Allen, Coles, Egan, White and Gallagher, are voted by the trustees of such plans in accordance with the instructions of the employees; in the absence of such instructions, such shares are voted by the trustees in accordance with the terms of such plans.
(C) Members of Mr. Egan's family own 124 shares, beneficial ownership of which is disclaimed by Mr. Egan.
(D) Includes 4,368 shares held in a trust of which Mr. Grace is a trustee who shares voting and investment power and of which he is a beneficiary; and 7,312 shares held in trusts for the benefit of others of which he is a trustee who shares voting and investment power, but in which he disclaims any beneficial interest.

     As of March 14, 1994, the Directors and officers of the Corporation, as a group, beneficially owned 237,167 shares or approximately 1.6% of the Corporation's outstanding Common Stock, including shares allocated under the Employee Investment Plan, the ESOP and the PAYSOP. The nature of beneficial ownership for said shares was sole voting and investment power, except (1) as referred to in footnotes (B) through (D) above, (2) 400 shares were beneficially owned by Howard L. Clark, a Director of the Corporation who is not standing for re-election, and (3) 23,173 shares were held under the Employee Investment Plan and hence voting power was shared as described on page 2 of this Proxy Statement. No Director or officer beneficially owned as much as 1% of the outstanding Common Stock of the Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Corporation's Directors, its executive officers, and persons holding (as defined in the regulations of the Commission) more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Directors, executive officers, and greater than 10% Stockholders are also required by Commission regulations to furnish the Corporation with copies of all such reports that they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Directors, executive officers, and greater than 10% Stockholders were complied with during the fiscal year ended December 31, 1993.

CERTAIN COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

     The Board has appointed an Audit Committee, a Nominating Committee, and a Compensation Committee whose report appears below. All of the members of these committees are non-employee Directors.

     The Audit Committee consists of Howard L. Clark (Chairman), William L. Brown, Kent F. Hansen and J. Angus McKee. The Audit Committee, which met three times during 1993, among other things, considers and recommends to the full Board the selection of the independent auditor; reviews the performance of the audit function; and reviews with the independent and the internal auditors the scope and results of the Corporation's internal auditing procedures and the adequacy of internal accounting controls.

     The Nominating Committee consists of Kent F. Hansen (Chairman), William L. Brown, John A. Hooper and Meredith R. Spangler. The Nominating Committee, which met twice during 1993, considers and makes recommendations to the Board of Directors as to criteria for Board composition and membership, and the names of persons whom it concludes should be considered for Board membership. The Nominating Committee will consider nominees recommended by Stockholders. Such recommendations should be submitted to the attention of the Corporate Secretary, Stone & Webster, Incorporated, 250 West 34th Street, 32nd Floor, P. O. Box 1244, New York, NY 10116.

     The Compensation Committee consists of John A. Hooper (Chairman), William
L. Brown, Kenneth G. Ryder and Meredith R. Spangler. The Compensation Committee met three times during 1993. The Compensation Committee reviews and approves the compensation and/or method of determining compensation of the principal officers and employees of the Corporation, considers compensation plans which are subsequently presented to the full Board, and authorizes the grant of awards of Common Stock under the Restricted Stock Plan. For additional information regarding the policies and mission of the Compensation Committee, see "Report of the Compensation Committee" below. There are no compensation committee interlocks or insider participation relationships on the Compensation Committee.

     The Board of Directors met eleven times during 1993. In 1993, each of the Directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which the Director served. Directors who are not employees of the Corporation receive an annual retainer of $8,000 and a fee of $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, except that the Chairman of the Audit Committee receives a committee meeting fee of $2,000 and the Chairman of each other committee receives a committee meeting fee of $1,500. Directors are reimbursed for expenses incurred in attending Board and committee meetings.

REPORT OF THE COMPENSATION COMMITTEE

     Under the direction of the Compensation Committee (the Committee), the Corporation has developed and implemented compensation plans and programs which are designed to enhance the growth and profitability of the Corporation and Stockholders' value. The following is a report on the compensation philosophy and practices of the Committee during 1993.

     The Committee's fundamental approach is to compensate the Named Executives (as hereinafter defined) at a basic level commensurate with the responsibilities assigned to them, supplemented with contingent remuneration which is directly related to the performance of the Corporation as measured by consolidated net income, as described below in detail. The objectives of the Corporation's executive compensation practices are to attract and retain very highly competent individuals, to encourage them to accomplish and surpass the business goals of our organization, and to link the interests of the Corporation's executives and managers with the interests of the Stockholders. Because of the profes-sional nature of the Corporation, this philosophy applies not just to the Named Executives, but to many levels within the corporate structure.

     The Corporation, through operating subsidiaries, is primarily engaged in the engineering and construction industry, and has a diversity of markets, skills and offices in various sections of the United States and also in Canada, Europe, Africa, the Middle East, the Pacific Rim, Japan and Korea. The diversity in markets, skills and offices results in a matrix organization that is optimum to manage operations, as well as to develop technologies important to the Corporation's future.

     The Corporation provides engineering, design, construction, consulting and full environmental services for petrochemical, refining, power, industrial, governmental, transportation and civil works projects. Other subsidiaries participate in gas and oil exploration, production, gathering and transportation, and in cold storage and real estate operations.

     In its review of management performance and compensation, the Committee has taken into account management's commitment to the long-term success of the Corporation. This includes constant awareness of changes in marketing the Corporation's services, and the staffing and execution of jobs, as well as dedication to remaining a leader in technology. Marketing must be constant and aggressive as new work must be obtained to replace completed jobs. The nature of the Corporation's business has changed and has become more global and is expanding into new types of services. This requires that management weigh many things on a current basis. Entering new fields of business has required changes in skills and expertise resulting in retraining staff as well as hiring staff with this expertise. Initiatives have been developed to maintain and enhance the Corporation's worldwide presence with the goal of obtaining projects in a very competitive market place, with the ability to execute work profitably and professionally.

     The organization must be managed to ensure successful project execution, development of appropriate technologies, and management and training of its personnel. This entails coordinating a very diverse number of skilled employees located throughout the world. Management has continued the pursuit of these tasks. The Committee has recognized that these decisions made by management will provide the basis for the Corporation's long-term growth.

     Based on its evaluation of these factors, the Committee believes that senior management of the Corporation is committed to long-term successful financial results. It believes that the compensation policies, plans and programs it has implemented and administrated have contributed to dedicated performance by senior management.

     Clients engage the Corporation's professional services because of a need for special technical expertise or for mobilization of large engineering manpower resources, or both. Most professional people at Stone & Webster are expected to perform well above the average industrial level in producing innovative designs and applying advanced management techniques. In many businesses only a few people have the opportunity to impact the results of the organization. In a professional firm such as the Corporation, this opportunity extends deeply into the organization. Nevertheless, there are certain key people as in all organizations who have the opportunity to impact significantly on results. Stone & Webster strives to compensate these people in line with these responsibilities.

     The engineering and construction business is fundamentally cyclical in nature. Engineering and construction activity historically tend to come in clusters, to some extent coinciding with the general business cycle and to some extent depending upon flurries of activity within the industries served. For this reason, the need to limit overhead costs was recognized early in the history of the Stone & Webster organization. At the same time, because of the demanding technical nature of the business, it is necessary to attract and retain professionals of the highest competence. Accordingly, the Corporation adopted the type of compensation arrangement discussed herein for the Named Executives, its professional and other supervisory employees.

     The solution to the conflicting requirements referred to above is dividing compensation for employees with higher levels of responsibility and skill by providing fixed salaries at relatively modest levels and making the balance of their regular compensation contingent upon the profits of the business. Thus, in lean years, the Corporation may be able to avoid the problem of reducing fixed salaries or even laying off competent professionals in order to avoid disastrous overhead costs. Conversely, in good years, the professionals who are the backbone of the organization receive higher compensation. In this way, the professional staff is compensated over the years in accordance with their worth while the requisite flexibility for the inevitable downturns in the engineering and construction industry is retained.

     For many years compensation of the employees of the organization has been determined by Salary Committees of the companies in the Stone & Webster organization, on the basis of management recommendations. The Committee is composed of four Directors who neither are nor have been officers or employees of any company in the Stone & Webster organization. This Committee determines compensation for the employees of Stone & Webster, Incorporated and reviews the recommendations of separate Salary Committees for each of the subsidiary companies.

     The Committee generally meets throughout the year when necessary and in December of each year to determine the basis of compensation for the following year. The total compensation appropriate for each Named Executive, as well as other employees, is presented for evaluation. In the case of employees who are reaching or have reached a certain level of responsibility and of compensation, a determination is made that a part of their compensation shall be placed at risk, that is, be made "contingent," and assignment is made of a contingent interest at that time for the following year. The actual amount of that contingent interest is determined at the end of that year, and is based on a relationship to net income subject to certain adjustments and limitations. Thus performance of the organization has a direct impact on the contingent payments to the Named Executives. Initially, of course, this contingent portion will normally be a relatively small percentage of compensation. As responsibilities and compensation level increase, an increasing part of total compensation is placed at risk by the Committee.

     The compensation plan for the Corporation, which provides for payment of contingent compensation, is a formal plan recommended by the Committee for adoption by the Board of Directors. Units of participation under the plan are assigned to officers and employees who are in the plan and are approved by the Committee. The value of the participations is based on consolidated net income which would be adjusted for extraordinary debits or credits reflected in consolidated net income.

     Additionally, the plan provides that the aggregate of contingent amounts determined by the Committee as payable pursuant to this plan may equal but not exceed a maximum amount. Further, the Committee can reduce the contingent amount otherwise payable under the plan to any officer or employee if the Committee believes the total compensation otherwise payable would exceed fair and reasonable compensation for the services rendered by the officer or employee. There is no minimum contingent payment guaranteed under the plan; indeed, in 1993, there were no contingent payments made due to the level of the Corporation's adjusted consolidated net income.

     Increases in both the fixed and the contingent portions of an employee's compensation are treated as constituting normal compensation adjustments which would otherwise be paid in full as fixed compensation. This type of arrangement is regarded simply as a means of recognizing those factors which are ordinarily taken into account in determining salaries, such as length of service, quality of experience, competition for highly skilled professionals, and ability. While the Committee is not able to formally and precisely compare salaries to compensation paid by comparable companies (including, for example, those included in the industry index in the performance graph which appears in this proxy statement) because of the absence of any comprehensive published listing of such data, there is information available from various sources which enables the Committee to take into consideration the effects of competition for highly-skilled professionals.

     Under the terms of the Corporation's Restricted Stock Plan discussed elsewhere in this proxy statement, the Committee may from time to time implement a long-term component in the compensation package for a Named Executive by authorizing the grant of restricted stock awards pursuant to the plan. This component has the additional impact of further linking the employee's interests with those of the Corporation's Stockholders. The Committee determined that there would be no awards to any Named Executive in 1992, and in 1993, only Mr. Coles received an award, consisting of 12,000 shares of Common Stock which will vest over a period of five years under the terms of the plan and the award.

     On August 6, 1993, Congress enacted the Revenue Reconciliation Act of 1993, which includes, among other things, a provision that denies public companies the ability to deduct certain amounts paid as executive compensation in excess of $1 million per year (Section 162(m)). Section 162(m) does not prohibit a company from paying annual compensation in excess of $1 million but rather eliminates a company's ability to deduct such excess amounts. The Corporation has reviewed its compensation policies with respect to covered executives and determined that
Section 162(m) should have no impact on such policies in 1994, since no covered executive is expected to receive compensation in such year in excess of the $1 million threshold.

     In determining the compensation of the Chief Executive Officer (the CEO) for 1993, the items discussed above were considered by the Committee. Specific consideration was given to the performance of the Corporation for 1992 in accordance with the compensation plan discussed above. The Committee also weighed the need of continuing investments in new technology in order to maintain the ability to respond to changes that affect the company's business. The Committee reviewed the results of operations for 1992 and determined the CEO's rate of compensation (including both the fixed salary and the contingent interest) for the year 1993 would remain at the same level as 1992. The amount of his contingent payment for 1993 therefore was determined by performance of the organization during 1993; accordingly, there was no contingent payment made to the CEO for 1993. The CEO does not have a long-term employment contract with the Corporation, nor do any of the Named Executives. The recommendations of the Committee are reviewed and approved by the full Board, except that the CEO and other Directors who are also officers or employees of the Corporation do not attend that portion of the Board meeting at which their compensation is discussed, nor do they participate in the review or vote on the approval of their compensation.

                                                      THE COMPENSATION COMMITTEE

                                                      John A. Hooper, Chairman
                                                      William L. Brown
                                                      Kenneth G. Ryder
                                                      Meredith R. Spangler

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation awarded to, earned by or paid to any person serving as the Corporation's CEO (or any person acting in a similar capacity during the last completed fiscal year), and each of the four most highly compensated executive officers of the Corporation (collectively, the Named Executives), for services rendered to the Corporation in all capacities during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                   ----------------------------------
                                      ANNUAL COMPENSATION(1)              AWARDS(4)
                                  ------------------------------   ------------------------
                                                          OTHER                 SECURITIES    PAYOUTS     ALL
                                                         ANNUAL    RESTRICTED     UNDER-      -------    OTHER
        NAME AND                                         COMPEN-     STOCK         LYING       LTIP     COMPEN-
        PRINCIPAL                    (2)        (2)      SATION     AWARD(S)     OPTIONS/     PAYOUTS   SATION
        POSITION           YEAR   SALARY($)   BONUS($)   (3)($)       ($)         SARS(#)       ($)     ($)(5)
- -------------------------  ----   ---------   --------   -------   ----------   -----------   -------   -------
William F. Allen,........  1993    550,000          0        -             0          0           0      6,187
  Jr., Chairman and        1992    550,000     88,399        -             0          0           0      6,185
  Chief Executive          1991    458,400    150,146                      0          0           0
  Officer
Bruce C. Coles...........  1993    349,000          0        -       306,000          0           0      6,187
  President(6)             1992    349,000     55,249        -             0          0           0      6,185
                           1991    319,000     85,798                      0          0           0
William M. Egan..........  1993    327,000          0        -             0          0           0      6,187
  Executive Vice           1992    327,000     39,779        -             0          0           0      6,185
  President                1991    307,000     72,928                      0          0           0
James N. White...........  1993    242,000          0        -             0          0           0      6,187
  Executive Vice           1992    227,000     22,099        -             0          0           0      6,185
  President(7)             1991    182,000     14,006                      0          0           0
Robert F. Gallagher......  1993    203,500          0        -             0          0           0      5,765
  Vice President           1992    203,500     20,995        -             0          0           0      6,185
  and Treasurer            1991    178,500     36,464                      0          0           0

- ---------------

(1) Salaries for the years 1991, 1992 and 1993 were paid to certain employees of the Corporation, including the Named Executives, under a plan adopted for that year for compensating the individuals selected, in part by a fixed amount ("Salary" in the table above) and in part by a contingent amount ("Bonus"), the latter amount being measured by a percentage, as determined by the Compensation Committee in each individual case, of the Corporation's Adjusted Consolidated Net Earnings determined as provided in the plan and subject to certain limitations including a percentage limitation on the total contingent amounts which may be paid. A similar plan has been adopted for 1994 in which the Named Executives are among those selected to participate. Under the proxy regulations of the Commission, the second column under "Annual Compensation" is required to be labeled "Bonus"; these amounts would more accurately be described as "Contingent Payments" because the amounts paid are dependent on the Corporation's performance during the year, and there is no assurance that any such amounts would be paid, as was the case in 1993 when no such payments were made.
(2) Includes amounts deferred by the Named Executives under provisions of the Employee Investment Plan pursuant to Section 401(k) of the Internal Revenue Code.
(3) Perquisites and personal benefits paid to each Named Executive during 1993 and 1992 in each instance aggregated less than $50,000 or 10% of the total annual salary and contingent payment set forth in the columns entitled "Salary" and "Bonus" and, accordingly, is omitted from the table as permitted by the rules of the Commission. In accordance with the transitional provisions applicable to the Commission's rules regarding executive compensation disclosure, the Corporation has not provided any such information for fiscal year 1991.
(4) Restrictions on shares awarded pursuant to the Restricted Stock Plan lapse in five equal annual installments commencing on the first anniversary date of each award. Pursuant to the Restricted Stock Plan, as of December 31, 1993, Mr. Coles held 13,200 shares of Common Stock with a market value of $364,650, which includes 12,000 shares awarded in 1993 as reflected in the table above. No other Named Executive holds any shares of restricted stock which have not fully vested under the terms of the Restricted Stock Plan. Dividends are payable on restricted stock awards directly to the holder of restricted stock. The Corporation does not have any plans which provide compensation in the forms of stock options or stock appreciation rights (SAR's), nor did it have any such plans during the years covered by this table.
(5) Includes contributions made by the Corporation under the Employee Investment Plan during 1993 on behalf of Messrs. Allen, Coles, Egan, White and Gallagher in the amount of $2,948, $2,948, $2,948, $2,948 and $2,806, respectively, and contributions made by the Corporation under the ESOP during 1993 of $3,239, $3,239, $3,239, $3,239 and $2,959, respectively. In accordance with the transitional provisions applicable to the Commission's rules regarding executive compensation disclosure, the Corporation has not provided any information for this column for fiscal year 1991.
(6) On December 15, 1993, the Board of Directors approved a plan to elect Mr. Coles Chief Executive Officer and President of the Corporation after the 1994 Annual Meeting of Stockholders.
(7) Mr. White served as an officer of subsidiaries of the Corporation prior to 1992.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total Stockholder return (assuming the reinvestment of dividends) on the Corporation's Common Stock against the cumulative total return of the Dow Jones Industrial Average (DJIA) and the Investors' Business Daily -- Building-Heavy Construction Industry Index published by William O'Neil for a period of five years. The graph assumes an initial investment of $100 on December 31, 1988 in the Corporation's Common Stock or in the underlying securities which comprise each of those market indices.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
 STONE & WEBSTER, INCORPORATED, DJIA AND THE WILLIAM O'NEIL HEAVY CONSTRUCTION
                                     INDEX

                                                                    WILLIAM
      MEASUREMENT PERIOD                                         O'NEIL HEAVY
    (FISCAL YEAR COVERED)            DJIA             S&W        CONSTRUCTION
           1988                      100.00          100.00          100.00
           1989                      132.00          112.00          138.00
           1990                      131.00           93.00          128.00
           1991                      163.00           93.00          157.00
           1992                      175.00           80.00          152.00
           1993                      205.00           90.00          155.00

RESTRICTED STOCK PLAN

     Under the provisions of the Restricted Stock Plan approved by the Stockholders in 1976, and amendments to the plan approved by the Stockholders in 1983 and 1988, shares of the Corporation's Common Stock have been awarded by the Compensation Committee, subject to forfeiture provisions, to a limited number of selected key employees. As approved by the Stockholders at the 1988 Annual Meeting of Stockholders, the plan was amended to increase the number of shares available for restricted stock awards to 2,400,000 shares and to extend the termination date of the plan to June 1, 1998. Restrictions on awarded shares lapse in five equal annual increments commencing on the first anniversary date of each award. Restrictions on certain shares lapse in May and October of 1994; restrictions on certain other shares lapse in 1995 on the anniversary dates of awards. Shares subject to restrictions may not be sold or otherwise disposed of and must be returned to the Corporation if the employee's employment is terminated for any reason other than death or disability occurring more than one year after the date of the award. The 1983 amendments to the plan approved by the Stockholders also provide that restrictions on the sale or transfer of Common Stock of the Corporation awarded pursuant to the plan will lapse upon and simultaneously with any change in control of the Corporation occurring without the prior approval of the incumbent Board of Directors prior to the change in control. Such a change in control would be deemed to have taken place if (i) a third person, including a "group" as defined in Section 13d-3 of the Exchange Act, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of directors of the Corporation, or
(ii) as the result of any cash tender or exchange offer, merger, consolidation, sale of assets or other similar transaction, the persons who were Directors before such transaction shall cease to constitute a majority of the Board or any successor to the Corporation. In the event of such a change in control, the lapse of restrictions on shares awarded under the plan to some or all of the Named Executives might be deemed to constitute payments received from the Corporation.

EMPLOYEE RETIREMENT PLAN

     The Corporation's Employee Retirement Plan is a trusteed, non-contributory, defined benefit plan which applies to all eligible employees of the Corporation. Benefits are based upon the length of credited service and the amounts of annual compensation (as defined in the plan) received during that period of service. Normal retirement age is the employee's Social Security Retirement Age. The formula for computing benefits provides that, for employees under the plan who had not attained their retirement date prior to January 1, 1992, annual retirement benefits are equal to the sum of (a) 0.75% of average annual compensation for the years 1989, 1990 and 1991 up to $21,000 plus 1.35% of such compensation in excess of $21,000, multiplied by the years and months of credited service before January 1, 1992 for up to 35 years, plus (b) 1% of such annual compensation for the years and months of credited service before January 1, 1992 in excess of 35 years, plus (c) for each year of credited service after January 1, 1992, 1% of annual compensation up to an indexed amount (which was $39,900 for 1993) equal to 1.75 times the "Social Security Covered Compensation" (a 35-year average Social Security earnings base), plus 1.45% of such annual compensation in excess of such amount; provided that employees with more than 35 years of service at retirement will be credited with a flat 1.33% of annual compensation for each year of service after the 35th year. With respect to the Named Executives, compensation, for purposes of calculating retirement benefits, includes both the fixed and contingent portions of salaries shown in the Summary Compensation Table under the Salary and Bonus headings, respectively. As of January 1, 1994, the number of full credited years of service for Messrs. Coles, Egan, White, and Gallagher is 25, 38, 36 and 32 years, respectively, and the estimated annual benefit payable to them upon retirement at normal retirement age and assuming the continuance of current rates of compensation for each until normal retirement age is $189,591, $168,975, $107,223 and $94,861, respectively. These amounts do not reflect any limitations on annual benefits which may be paid from a tax-qualified retirement plan at the time of retirement imposed by
Section 415 of the Internal Revenue Code, as amended from time to time, nor do they reflect any limitations imposed by Section 401(a)(17) of the Internal Revenue Code on the amount of compensation upon which benefits may be determined. The Board of Directors has adopted a Supplemental Retirement Program, which was amended in 1989, under which a trust has been established to fund the payment of any benefits calculated under the provisions of the Employee Retirement Plan which would be in excess of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code.

     Mr. Allen, who has 45 full credited years of service, is receiving annual retirement benefits in accordance with Internal Revenue Service minimum distribution regulations in the amount of $107,677; as of January 1, 1994, he has accrued an additional estimated annual benefit payable to him upon his actual retirement of $53,596. Pursuant to action taken by the Board in 1986, Mr. Allen entered into an agreement with the Corporation whereby, in consideration for his services to the Corporation, he will receive following termination of his services as an officer, an annual amount equal, as of December 31, 1993, to $109,001 which amount is actuarially reduced to reflect benefits payable to his surviving spouse, provided that such amount will be recalculated upward based upon completion of additional service or if benefits payable generally under the Employee Retirement Plan of the Corporation should be increased in the future. In 1987, the Board authorized the extension of annuity and lump sum settlement options under this agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1993, a subsidiary of the Corporation paid to the Law Offices of Fred D. Thompson, of which firm Mr. Thompson (a Director of the Corporation) was a member, approximately $120,000 for legal services. It is anticipated that payments will continue to be made in the future to a firm with which Mr. Thompson is associated for additional services.

                    II. SELECTION OF INDEPENDENT ACCOUNTANTS

     The Stockholders will be asked to ratify the selection, on the recommendation of the Audit Committee, by the Corporation's Board of Directors of the firm of Coopers & Lybrand, independent accountants, as auditor of the Corporation and its subsidiaries for the year 1994. The Board recommends that their selection be ratified by the Stockholders. A representative of said firm is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions raised at the Annual Meeting.

        III. AS TO OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     Management knows of no business which will be presented to the Annual Meeting other than as set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the persons named in the enclosed form of proxy, or their respective substitutes, shall have authority to vote said proxy in accordance with their judgment on such matters. In the event that one or more of the nominees for election as Directors should become unavailable for election for any reason, it is intended that the persons named in said proxy, or their respective substitutes, shall have authority to vote according to their judgment for other persons in lieu thereof. Management has no present knowledge that any of the nominees for election as a Director will be unavailable to serve.

     IV. LAST DATE TO SUBMIT STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     November 28, 1994 is the date by which proposals of Stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Corporation to the attention of the Corporate Secretary, Stone & Webster, Incorporated, 250 West 34th Street, 32nd Floor, P. O. Box 1244, New York, N.Y. 10116, in order to be considered for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting.
- --------------------------------------------------------------------------------

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO ANY PERSON WHO WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE CORPORATION AS OF MARCH 14, 1994, THE RECORD DATE FOR THE 1994 ANNUAL MEETING OF STOCKHOLDERS. ALL REQUESTS SHOULD BE DIRECTED TO THE CORPORATION TO THE ATTENTION OF THE CORPORATE SECRETARY, STONE & WEBSTER, INCORPORATED, 250 WEST 34TH STREET, 32ND FLOOR, P.O. BOX 1244, NEW
YORK, N.Y. 10116.
- --------------------------------------------------------------------------------

         IN KEEPING WITH OUR CONCERN FOR THE ENVIRONMENT,
         THIS PROXY STATEMENT IS PRINTED ON RECYCLED PAPER.
(LOGO)
Printed on Recycled Paper

                         STONE & WEBSTER, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints WILLIAM F. ALLEN, JR., BRUCE C. COLES, ROBERT F. GALLAGHER AND JOEL A. SKIDMORE, or any one of them, as attorneys, with full power of substitution, for and in the name of the undersigned, to vote, or withhold from voting, all shares of the undersigned in Stone & Webster, Incorporated at the Annual Meeting of its Stockholders to be held, in accordance with notice and proxy statement received, in Wilmington, Delaware, on May 12, 1994, and at any and all adjournments and postponements thereof:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                  PLEASE MARK
                                                                  YOUR VOTES
                                                             /X/   AS THIS

   THIS PROXY WILL BE VOTED FOR ITEMS (1) AND (2) UNLESS A CONTRARY CHOICE IS
                                   SPECIFIED

                                                                                        WITHHOLD
                                                                      FOR               AUTHORITY
1. The election of Bruce C. Coles, William M. Egan,                   / /                  / /
   Donna R. Fitzpatrick and Kent F. Hansen as
   Directors to serve until the 1997 Annual Meeting of
   Stockholders.

   You may withhold authority to vote for any nominee by writing his or her name on the line below:

   ---------------------------------------
                                                           FOR        AGAINST       ABSTAIN
2. The ratification of the selection of                    / /         / /           / /
   Coopers & Lybrand, independent
   accountants, as auditor for the year
   1994.

3. Upon all such matters as may
   properly come before said meeting.

                                                              / / PLEASE CHECK BOX IF YOU
                                                                  PLAN TO ATTEND THE
                                                                  ANNUAL MEETING



SIGNATURE(S)                                DATE                          , 1994
             ------------------------------      -----------------------
NOTE: Please sign name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator trustee or guardian, give full title as such.

                 STONE & WEBSTER EMPLOYEE INVESTMENT PLAN TRUST
              STONE & WEBSTER EMPLOYEE STOCK OWNERSHIP PLAN TRUST
       STONE & WEBSTER PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                         VOTING INSTRUCTIONS TO TRUSTEE

  THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

To the Trustee:

     In accordance with provisions of the Employee Investment Plan, the Employee Stock Ownership Plan, and the Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, I hereby instruct you, as Trustee, to vote or cause to be voted at the Annual Meeting of the Stockholders of Stone & Webster, Incorporated to be held on May 12, 1994 and at any and all adjournments and postponements thereof, all shares in said Corporation standing to my credit in each of the trusts under the foregoing Plans in which I may be a participant and which I am entitled to vote at such meeting as follows:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                  PLEASE MARK
                                                                  YOUR VOTES
                                                             /X/   AS THIS

THESE VOTING INSTRUCTIONS WILL BE VOTED FOR ITEMS (1) AND (2) UNLESS A CONTRARY
                              CHOICE IS SPECIFIED

                                                                                        WITHHOLD
                                                                      FOR               AUTHORITY
1. The election of Bruce C. Coles, William M. Egan,                   / /                  / /
   Donna R. Fitzpatrick and Kent F. Hansen as
   Directors to serve until the 1997 Annual Meeting of
   Stockholders.

You may withhold authority to vote for any nominee by writing his or her name on the line below:

- ---------------------------------------
                                                           FOR        AGAINST       ABSTAIN
2. The ratification of the selection of                    / /          / /          / /
   Coopers & Lybrand, independent
   accountants, as auditor for the year
   1994.

3. Upon all such matters as may
   properly come before said meeting.




SIGNATURE                                   DATE                          , 1994
             ------------------------------      -----------------------

                         STONE & WEBSTER, INCORPORATED
                              250 West 34th Street
                            New York, New York 10119

                                   A REMINDER

Dear Stockholder:

     Proxy material for the Annual Meeting of Stockholders was sent to you under date of March 24, 1994.

     Our records indicate that your proxy for this meeting, which will be held on Thursday, May 12, 1994, has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

     Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly.

                                  Sincerely,

                                        JOEL A. SKIDMORE
                                             Secretary

                 IF YOU HAVE ALREADY MAILED YOUR PROXY, PLEASE
                 ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

                         STONE & WEBSTER, INCORPORATED

                              250 West 34th Street
                            New York, New York 10119

                                                                  March 24, 1994

To Participants in the Employee Investment Plan,
Employee Stock Ownership Plan, and
Payroll-based Employee Stock Ownership
Plan of Stone & Webster, Incorporated and
Participating Subsidiaries

                                 VOTING RIGHTS

     As a participant in the Employee Investment Plan, Employee Stock Ownership Plan, and Payroll-based Employee Stock Ownership Plan, you may instruct The Chase Manhattan Bank, N.A., Trustee under the Plans, to vote the shares of Stone & Webster, Incorporated standing to your credit under the Plans at the Annual Stockholders' Meeting of the Corporation to be held May 12, 1994.

     Enclosed for your information and use are:

          1. Combined Notice and Proxy Statement.

          2. A form of Voting Instructions to Trustee card.

          3. A post-paid, pre-addressed envelope.

     To vote, please mark and sign the enclosed Voting Instructions card and return it to the Trustee in the enclosed envelope.

     Voting rights with respect to shares in the Employee Investment Plan Trust not exercised by participants will be exercised by the Trustee in accordance with the directions of the Committee under the Employee Investment Plan. With respect to shares in the Employee Stock Ownership Plan Trust, shares allocated to the accounts of participants are voted as the participants direct, and allocated shares not voted by the participants and all unallocated shares are voted in the proportions the allocated shares are voted by the participants. Allocated shares in the Payroll-based Employee Stock Ownership Plan Trust are voted as the participants direct, and allocated shares not voted by participants will not be voted.

     A copy of the Corporation's 1993 Annual Report to Stockholders has been furnished to you.

                                          Employee Benefits Committee
                                          Stone & Webster, Incorporated